                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              II-VI Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                              II-VI INCORPORATED
                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056
                                 ------------

                   Notice of Annual Meeting of Shareholders
                        to be held on November 3, 2000
                                 ------------

To The Shareholders of
II-VI Incorporated:

  The Annual Meeting of Shareholders of II-VI Incorporated will be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on Friday, November 3, 2000, at 1:00 p.m., to consider and act upon the following matters:

1.   The election of two (2) directors for terms to expire in 2003.

2. The ratification of the Board of Directors' selection of Deloitte & Touche LLP as auditors for the fiscal year ending June 30, 2001.

  The shareholders will also be asked to consider such other matters as may properly come before the meeting.

  The Board of Directors has established the close of business on Wednesday, September 13, 2000, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The share information, other than the shares outstanding as of the record date of September 13, 2000, included herein reflects the two-for-one stock split effected on September 20, 2000. Since the record date preceded the common stock split date, voting will be conducted on a pre-stock split basis.

  IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     Robert D. German, Secretary

September 22, 2000

                              II-VI INCORPORATED
                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056
                                 ------------

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                               November 3, 2000
                                 ------------

  This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") scheduled to be held on Friday, November 3, 2000, at 1:00 p.m. at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044. This proxy statement was first mailed to shareholders on or about September 26, 2000. A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2000 is being furnished with this proxy statement.

  Only shareholders of record as of the close of business on Wednesday, September 13, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of 6,859,569 shares of Common Stock, no par value ("Common Stock"), each entitled to one vote per share. All other share information included herein reflects the two-for-one stock split effected on September 20, 2000.

  All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and FOR the other proposal described below. Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

  Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting in person or by proxy are entitled to cast generally is required for shareholder approval, including the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2001. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director and FOR the ratification of the Board of Directors' selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2001.

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number as practicable, as determined by the Board. At present, the Board of Directors of the Company has determined that the number of directors shall be six, consisting of two directors in each of three classes.

  Two directors of Class One are to be elected to hold office for a term of three years and until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. Any vacancy in the office of a director may be filled by the shareholders. In the absence of a shareholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

  The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The two nominees receiving the greatest number of affirmative votes will be elected as Class One Directors whose terms expire in 2003. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

  The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Duncan A. J. Morrison, nominee of the Board of Directors who has served as director of the Company since 1982 and Vincent D. Mattera, Jr., who is a first-time nominee of the Board of Directors.

  The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

  The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Nominees for Class One Directors Whose Terms Expire in 2003

  Duncan A.J. Morrison, 63, has served as a Director of the Company since 1982. Mr. Morrison has been President at ARRI Canada Ltd. since October 1994. Previously, he was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison is a director of Minder Research Corporation and 5N Plus Inc. Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

  Vincent D. Mattera, Jr., 44, has served as Optoelectronic Device Manufacturing and Process Development Vice President with Lucent Technologies, Microelectronics and Communications Technologies Group since May 2000. Previously, he was Director of Optoelectronic Device Manufacturing and Development at Lucent Technologies, Microelectronics Group since 1997. From 1995 to 1997 he served as Director, Indium Phosphide Semiconductor Laser Chip Design and Process Development with Lucent Technologies, Microelectronics Group. From 1990 to 1995 he was Department Head, Indium Phosphide Semiconductor Laser Chip Process Development at AT&T Bell Laboratories. Dr. Mattera managed Advanced Gallium Arsenide Optoelectronic Materials Technology with AT&T Bell Laboratories from 1988 to 1990 and previously held the position of Member of Technical Staff as Project Leader of the Indium Phosphide Photodetector Materials Development at AT&T Bell Laboratories from 1984. Dr. Mattera holds B.S. and Ph.D. in Chemistry from the University of Rhode Island and Brown University, respectively, and also earned Certificates of Completion with AEA Executive Institute from Stanford University and with the Manufacturing Leadership Program from Lucent Technologies. He is currently a participant of Lucent Leadership Potential Pool, a special program which identifies and develops high performance leaders of Lucent.

Class Two Directors Whose Terms Expire 2001

  Peter W. Sognefest, 59, has served as a Director of the Company since 1979. Since May 1996, Mr. Sognefest has been President and Chief Executive Officer of Xymox Technology, Inc. From March 1994 until April 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until February 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC; a wholly-owned subsidiary of Emerson Electric Company). He founded DAC in 1984 to design, manufacture and market digital appliance controls and sold DAC to Emerson Electric Company in July 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly-owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

  Francis J. Kramer, 51, has served as a Director of the Company since 1989. Mr. Kramer has been employed by the Company since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh in 1971 with a B.S. degree in Industrial Engineering and from Purdue University in 1975 with an M.S. degree in Industrial Administration.

Class Three Directors Whose Terms Expire 2002

  Carl J. Johnson, 58, a co-founder of the Company in 1971, serves as Chairman, Chief Executive Officer, and Director of the Company. He served as President of the Company from 1971 until 1985 and has been a Director since its founding and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois in 1969. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively. Dr. Johnson serves as a director of Xymox Technology, Inc., Armstrong Laser Technology, Inc. and Applied Electro-Optics Corporation.

  Thomas E. Mistler, 58, has served as a Director of the Company since 1977. Since September 1999 Mr. Mistler has been President, Chief Executive Officer and a Director of ESCO Holding Corporation and Engineered Arresting Systems Corporation. Previously, he was Senior Vice President of Energy Systems Business for

Westinghouse Electric Corporation in Pittsburgh, Pennsylvania. From 1984 to 1998, Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation in Morristown, New Jersey, and Pittsburgh, Pennsylvania. He was located in Riyadh from 1981 to 1984 where he served as President of Westinghouse Saudi Arabia Limited. Mr. Mistler joined Westinghouse Electric Corporation in 1965 after graduating from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler is a trustee and former vice-chairman of Brothers Brother Foundation, an international charitable organization.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  The Company's Board of Directors held eleven (11) meetings during the fiscal year ended June 30, 2000. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which he is a member.

  Directors who are not also employees of the Company receive a fee of $1,000 per day for attending meetings of the Board of Directors, plus reimbursement of expenses. In addition, eligible nonemployee directors may receive a one-time grant of options to purchase shares of the Company's Common Stock at the fair market value of such Common Stock on the date of grant. Such options vest at a rate of 20% per year. Some of the Board's meetings are held for a two-day period. Members of the Audit Committee of the Board of Directors are paid $500 per meeting if held on a day other than a day on which a Board meeting is held, plus reimbursement of expenses. No additional compensation is paid to members of the Option Plan Committee, Purchase Plan Committee or Compensation Committee.

Audit Committee

  The Board has an Audit Committee of non-management directors currently consisting of Duncan A.J. Morrison, Chairman, and Richard W. Bohlen. The Committee's duties include monitoring performance of the Company's business plan, reviewing the Company's internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee met twice in fiscal 2000.

  During the fiscal year ended June 30, 2000, the Board of Directors adopted an Audit Committee Charter as contained in Annex A. The Audit Committee Charter calls for three (3) independent directors to serve on the Audit Committee. After the Annual Meeting and the election of directors, the Board of Directors will elect the required members to fulfill the Audit Committee Charter.

Option Plan Committee and Purchase Plan Committee

  The Board has an Option Plan Committee and a Purchase Plan Committee to administer those plans. The duties of the Option Plan Committee include selecting from eligible employees those persons to whom options will be granted and determining the type of option, the number of shares to be included in each option, any restriction on exercise for some or all of the shares subject to the option, and the option price. The Option Plan Committee establishes the period in which each option may be exercised, either in whole or in part. The Option Plan Committee also administers the Company's Nonemployee Directors Stock Option Plan.

  The Purchase Plan Committee's duties include administering and interpreting the Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"); proscribing, amending and rescinding rules and regulations relating to the Purchase Plan; suspending the operation of the Purchase Plan; and making all other determinations necessary to the administration of the Purchase Plan, including the appointment of individuals to facilitate the day-to-day operation thereof.

  The current members of each of these committees are Peter W. Sognefest, Chairman, Richard W. Bohlen, Thomas E. Mistler and Duncan A. J. Morrison. The Option Plan Committee and the Purchase Plan Committee each met twice during fiscal 2000.

Compensation Committee

  The Board has a Compensation Committee, comprised of non-management directors, which is responsible for determining the compensation of the Company's executive officers and management. The Compensation Committee is comprised of Peter W. Sognefest, Chairman, Richard W. Bohlen, Thomas E. Mistler and Duncan A.J. Morrison. The Compensation Committee met twice in fiscal 2000.

Nominations

  The Company's By-Laws describe in full the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of and to vote at a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Company no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year's annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee (including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission). The Company does not have a standing nominating committee.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth all cash compensation paid by the Company, as well as other compensation paid or accrued, to each of its executive officers (the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended June 30, 2000, 1999 and 1998:

                          Summary Compensation Table

                                        Annual
                                     Compensation    Securities
                                   ----------------- Underlying    All Other
Name and Principal Position   Year Salary  Bonus (1)  Options   Compensation (2)
---------------------------   ---- ------- --------- ---------- ----------------
                                     ($)      ($)       (#)           ($)
Carl J. Johnson--             2000 205,000  473,000        --        14,000
 Chairman and Chief Executive 1999 191,000   97,000    18,000        14,000
  Officer                     1998 175,000  215,000        --         7,000


Francis J. Kramer--           2000 188,000  368,000        --        14,000
 President and Chief          1999 175,700   74,000    18,000        14,000
  Operating Officer           1998 161,000  160,000        --        14,000


Herman E. Reedy--             2000 140,000  149,000        --        12,000
 Vice President and General   1999 131,000   44,000    14,000        11,000
  Manager of                  1998 123,000   58,000        --        13,000
 Quality and Engineering

James Martinelli--            2000 127,000  145,000        --        12,000
 Chief Financial Officer and  1999 115,000   44,000    14,000        11,000
  Treasurer                   1998 105,000   54,000        --        12,000

--------
(1) The amounts shown include management bonuses determined at the discretion of the Board of Directors based on the Company's performance; amounts received under the Bonus Incentive Plan and under the Management-By-Objective Plan for services rendered in the fiscal year; and bonuses deferred under the Deferred Compensation Plan. Under the Bonus Incentive Plan, each participant receives a cash bonus based on a formula percentage of the Company's profits determined annually by the Board of Directors. Partial bonus amounts are paid quarterly based on estimated Company performance, and the remainder is paid after fiscal year end and final determination of the applicable percentage by the Board. Bonus payments are pro-rated according to each participant's annual base compensation. Under the Company's Management-By-Objective Plan, a formula percentage of operating profits is determined annually by the Board of Directors and awarded to selected employees. These awards are based on graded performance of recipients measured against pre-established goals. Under the Deferred Compensation Plan, eligible participants can elect to defer a percentage of bonus compensation.

(2) Amounts shown are for premiums paid for life and disability insurance. The amounts shown also include payments made pursuant to the Company's Profit Sharing Plan, which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

Option Plan

  The Company's Board of Directors and shareholders in 1982 adopted an Incentive Stock Option Plan which was amended and restated by the Board and approved by the shareholders in 1987 as the II-VI Incorporated Stock Option Plan of 1987, in 1990 as the II-VI Incorporated Stock Option Plan of 1990 and in 1997 as the II-VI Incorporated Stock Option Plan of 1997 (the "Option Plan"). The Option Plan currently provides for the issuance of up to 3,120,000 shares of the Company's Common Stock. As of June 30, 2000, approximately 150 officers and employees of the Company were eligible for consideration to receive options under the Option Plan.

  The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during fiscal 2000 and unexercised options held as of June 30, 2000:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                     Number of
                                                    Securities       Value of
                                                    Underlying      Unexercised
                                                    Unexercised    In-the-Money
                                                      Options         Options
                                                     at Fiscal       at Fiscal
                                                     Year End        Year End
                                                   ------------- -----------------
                         Shares Acquired   Value   Exercisable/    Exercisable/
Name                       on Exercise   Realized  Unexercisable Unexercisable (1)
----                     --------------- --------- ------------- -----------------
                               (#)          ($)         (#)             ($)
Carl J. Johnson.........         --            --  58,400/17,600 1,287,500/318,500
Francis J. Kramer.......     28,000       472,934  54,400/17,600 1,196,125/318,500
Herman E. Reedy.........         --            --  10,400/13,600   199,275/246,350
James Martinelli........      4,000        76,340  69,400/13,600 1,568,525/246,350

--------
(1) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, minus the exercise price.

Employment Agreements

  Carl J. Johnson, Francis J. Kramer, Herman E. Reedy and James Martinelli have employment agreements with the Company, terminable by either party on thirty days' prior written notice, which contain, among other matters, provisions for payment of compensation and benefits in the discretion of the Company, and agreements regarding confidentiality, non-competition and assignment of inventions. The employment agreements also provide that in the event the employee is terminated by the Company for any reason except for fraud, theft, embezzlement or any other dishonest act, the employee will continue to receive his base salary at the time of termination for up to nine months after the date of termination.

Report of the Compensation Committee and Option Committee

  The Compensation Committee has the responsibility of recommending to the Board of Directors appropriate salaries and bonuses for all executive officers and top management of the Company. The Option Committee has the responsibility of granting stock options to eligible employees including the executive officers. Both committees are comprised of all of the non-management directors of the Company.

Compensation Philosophy

 . To link the interests of executives and managers to the interests of shareholders and other potential investors.

 . To provide incentives for working toward increasing short-term and long-term shareholder value through growth-driven financial compensation.

 . To provide incentives for innovation, quality management, responsiveness to customer needs, environmental, health and safety performance and an action-oriented approach to opportunities in the marketplace.

 . To attract and retain individuals with the leadership and technical skills required to carry the Company into the future, and to grow the business.

 . To provide compensation in a manner that allows for shared risks by the executives and managers but also the potential for shared rewards.

Executive Compensation

  The Company uses a three-pronged approach to its executive compensation program: 1) base salary; 2) potential for cash or stock bonuses; and 3) incentive stock. The Company's compensation plans tie a significant portion of executive compensation to performance goals. In fact, executive officers collectively have over 30% to 50% of their compensation package "at-risk," which means it is not guaranteed but rather is received through bonuses or incentive stock based on the Company's performance. In the aggregate, 63% and 31% of the executive officer's compensation for fiscal 2000 and 1999, respectively, on average, came from at-risk incentive directly related to Company performance. During the course of each year, the Committee meets with the CEO and COO of the Company to review recommendations on changes, if any, in the base salary of each executive officer. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves such recommendations.

  Base Salary: The Company sets base salary levels for executive management each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual's performance during the past year, and equity in relationship to other executive positions within the Company.

  Cash Bonuses: The Company awards cash bonuses under a Bonus Incentive Plan which is based on a formula percentage of the Company's profits determined annually by the Board of Directors. The Company also awards bonuses under a Management-By-Objective Plan which is based on a formula percentage of operating profits, determined annually by the Board, based on achievement of certain strategic objectives integral to the annual operating plan.

  Incentive Stock: The Company has a variable compensation plan covering all employees, including executive officers, based on achievement of certain objectives. On average, once every two fiscal years the Option Committee may consider granting executive officers of the Company awards under the Option Plan. These options, which generally vest over time, are awarded to officers based on their continued contribution to the Company's achievement of financial and operating objectives. These awards are designed to align the interests of the Company's shareholders and to motivate the Company's executive officers to remain focused on the overall long-term performance of the Company.

Chief Executive Officer and Chief Operating Officer

  In setting compensation for the Chief Executive Officer and Chief Operating Officer, the Compensation Committee considers objective criteria including performance of the business, accomplishments of long-term strategic goals and the development of management. The Compensation Committee considers the Company's revenue growth and earnings to be the most important factors in determining the Chief Executive Officer's and Chief Operating Officer's compensation package. Along with the financial performance factors, the Compensation Committee also considers achievement of long-term strategic goals, including enhancing the Company's reputation among both its customer and investor bases during the year, and the market base salary of comparable positions. The base salary has normally been 70-75% of the market base salary due to the "at risk" portion of the compensation mentioned earlier.

                                          Compensation Committee and Option
                                          Committee

                                          Peter W. Sognefest, Chairman
                                          Richard W. Bohlen
                                          Thomas E. Mistler
                                          Duncan A.J. Morrison

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information available to the Company as of August 11, 2000, regarding the ownership of the Company's Common Stock by (i) each of the Company's directors and nominees; (ii) each of the Company's Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

                                                                 Beneficial
                                                                  Ownership
                                                               of Common Stock
                                                                     (1)
                                                              -----------------
                                                               Shares   Percent
                                                              --------- -------
Carl J. Johnson (2).......................................... 2,520,220  18.4%
 c/o II-VI Incorporated
 375 Saxonburg Boulevard
 Saxonburg, Pennsylvania 16056
Richard W. Bohlen (3)(4).....................................   114,600     *
Thomas E. Mistler (3)(5).....................................   400,000   2.9%
Duncan A.J. Morrison (3).....................................    52,120     *
Peter W. Sognefest (3)(6)....................................    30,128     *
Vincent D. Mattera, Jr.......................................        --     *
Francis J. Kramer (7)........................................   147,786   1.1%
Herman E. Reedy (7)..........................................    91,482     *
James Martinelli (7)(8)......................................   108,350     *
Dimensional Fund Advisors Inc................................   928,832   6.8%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
All executive officers, directors and nominees as a group
 (nine persons) (2)-(9)...................................... 3,464,686  25.3%

--------
* Less than 1%

(1) Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2) Includes 1,830,062 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 63,600 shares subject to stock options held by Dr. Johnson and exercisable within 60 days of August 11, 2000 under the Option Plan, 251,650 shares over which Dr. Johnson has sole voting power and shared investment power (with a voting trust pursuant to rights of first refusal over shares held in the voting trust), and 130,648 shares in a charitable trust over which Dr. Johnson has shared voting and investment power. Also includes 244,260 shares held by Dr. Johnson's spouse, as to which shares he disclaims beneficial ownership.

(3) Includes 30,000 shares subject to stock options held by each of Messrs. Bohlen, Mistler and Morrison, and 20,000 shares subject to stock options held by Mr. Sognefest and exercisable within 60 days of August 11, 2000.

(4) Includes 20,000 shares over which Mr. Bohlen has shared voting and investment power.

(5)  Includes 370,000 shares held in trust.

(6) Includes 580 shares held by Mr. Sognefest's son, as to which shares he disclaims beneficial ownership.

(7) Includes 59,600 shares, 14,400 shares and 73,400 shares subject to stock options held by Messrs. Kramer, Reedy and Martinelli, respectively, and exercisable within 60 days of August 11, 2000.

(8) Includes 2,800 shares over which Mr. Martinelli has shared voting and investment power.

(9) Includes 321,000 shares subject to stock options held by executive officers, directors and nominees as a group and exercisable within 60 days of August 11, 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Dr. Johnson serves as a director of Xymox Technology, Inc. Mr. Sognefest is President and Chief Executive Officer of Xymox Technology, Inc., and during fiscal 2000 served as a director of the Company and Chairman of the Compensation Committee.

                               PERFORMANCE GRAPH

  The following graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total shareholder return of the companies listed in the NASDAQ Market Index and with a peer group of companies constructed by the Company (the "Peer Group"), for the period from June 30, 1995, through June 30, 2000. The Peer Group includes Coherent Inc., Excel Technology Inc., Laser Power Corporation, Rofin-Sinar Technologies Inc. and Spectra-Physics Lasers Inc. The Company acquired a controlling interest in Laser Power Corporation effective August 14, 2000.


                   COMPARE FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG II-VI INCORPORATED, NASDAQ MARKET INDEX AND PEER GROUP INDEX

                             [GRAPH APPEARS HERE]

Measurement period                              Peer Group         NASDAQ
(Fiscal year Covered)           II-VI           Index              Index
-----------------------------------------------------------------------------
Measurement PT -- 6/30/95       $100              $100              $100
FYE 6/28/96                     $116.22           $180.57           $125.88
FYE 6/30/97                     $151.35           $156.49           $151.64
FYE 6/30/98                     $102.70           $130.18           $201.01
FYE 6/30/99                     $ 68.47           $117.37           $281.68
FYE 6/30/00                     $348.65           $559.35           $423.84

  The above graph represents and compares the value, through June 30, 2000, of a hypothetical investment of $100 made at the closing price on June 30, 1995, in each of (i) the Company's Common Stock, (ii) the NASDAQ Market Index and
(iii) the companies comprising the Peer Group, assuming, in each case, the reinvestment of dividends. The cumulative shareholder return through June 30, 2000 indicates that the Company has underperformed the Peer Group and the NASDAQ Market Value Index.

                     RATIFICATION OF SELECTION OF AUDITORS

  Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2001. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

  A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission will be available after September 28, 2000. A shareholder may obtain a copy of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to Craig A. Creaturo, Director of Finance, Accounting and Information Systems of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

                                 OTHER MATTERS

  The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

  The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's directors, executive officers and more than ten percent shareholders filed all reports due under Section 16(a) for the period from July 1, 1999, through June 30, 2000.

Shareholder Proposals

  Proposals by shareholders intended for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting of the Company expected to be held in November 2001, must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 31, 2001. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company's proxy materials for the 2001 Annual Meeting, but are intended to be presented by the shareholder from the floor, unless notice of the intent to make such proposal is received by Mr. German at the address above on or before August 13, 2001.

                       Annex A--Audit Committee Charter

Article 1. Organization

  The Audit Committee of the Board of Directors of II-VI Incorporated shall be a permanent committee of the Board of Directors.

Article 2. Membership

  The members of the Audit Committee shall be appointed by the Chairman of the Board of Directors recognizing the need for continuity of membership from year to year.

  The Audit Committee shall consist of a minimum of three independent, non-management members of the Board of Directors. No member of the Audit Committee shall be an active employee of the Company or any of its affiliates during the current year or any of the past three years.

  Each member of the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Each member of the Audit Committee shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the Nasdaq.

  Each member of the Audit Committee shall be generally knowledgeable in financial, accounting and auditing matters and able to read and understand fundamental financial statements. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background.

  One member of the Audit Committee will serve as Chairman of the Audit Committee. The Chairman of the Audit Committee shall be responsible for leadership of the Audit Committee, including, but not limited to, preparation of meeting agendas, presiding over the meetings, making committee assignments, reporting to the Board of Directors and maintaining open communication with the independent auditors and management of II-VI Incorporated (the Company).

Article 3. Roles and Duties

  The Audit Committee is to assist the Board of Directors in discharging its oversight responsibilities of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and other such duties as directed by the Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

  The Audit Committee shall promote the development of an effective and continuously improving control environment, in concert with the management of the Company, to achieve the Company's objectives through an appropriate system of risk assessment and internal controls.

  The Audit Committee shall recommend to the Board of Directors the selection, appointment and replacement, if necessary, of a firm of independent auditors to perform an annual audit of the Company.

  The Audit Committee shall maintain open communications with the independent auditors of the Company and the management of the Company. At least annually, the Audit Committee shall meet with the independent auditors of the Company without the presence of the management of the Company.

  The Audit Committee shall review the annual audit plans of the independent auditors.

  The Audit Committee shall review the results of the annual audit of the independent auditors and recommend any action or responses deemed necessary.

  The Audit Committee shall obtain at least annually a formal written statement from the independent auditors confirming their independence from the Company and disclosing all relationships and services which may impact the independent auditor's objectivity and independence.

  The Audit Committee shall review whether management has sought a second opinion regarding a significant accounting issue from a source other than the independent auditors of the Company, and, if so, obtain the rationale for the particular accounting treatment chosen in light of a second opinion.

  The Audit Committee shall review compliance by directors, officers, and management with the Company's Insider Trading Policy on at least an annual basis.

  The Audit Committee shall be empowered to investigate any matter brought to its attention within its scope of responsibilities, with full power to retain outside legal counsel and/or experts in fulfilling this purpose.

  These duties represent examples of actions the Audit Committee may take in fulfilling its responsibility.

Article 4. Meetings

  The Audit Committee is expected to meet in person or by teleconference, at least two times each fiscal year. All meetings will be called by the chairman of the Audit Committee, with the Audit Committee having sole authority to invite members of the Company's management, the independent auditors or others as determined necessary.

Article 5. Voting

  Each member of the Audit Committee shall have an equal vote on all matters requiring voting. A simple majority in attendance will decide the vote. In the case of a tie vote, the chairman of the Audit Committee shall be empowered to decide the outcome of the vote.

Article 6. Charter Review

  This charter shall be reviewed, updated if needed, and approved annually by the Board of Directors at the first meeting of the Board of Directors each fiscal year. The charter shall be published in accordance with applicable Securities and Exchange Commission and Nasdaq rules and regulations.

Article 7. Scope of Duties

  Notwithstanding any of the responsibilities and duties set forth in this charter, it is not the duty of the Audit Committee to plan, direct or conduct audits or to determine whether the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This duty lies with management and the independent auditors.

                                   P R O X Y



                              II-VI INCORPORATED
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Carl J. Johnson and Thomas E. Mistler or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 13, 2000 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on November 3, 2000, and at any adjournment thereof.

               (PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)

[X]  Please mark your
     votes as in this
     example.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1 and 2


1. ELECTION OF        FOR      WITHHOLD
   DIRECTORS                   AUTHORITY               Nominees:
                      [ ]        [ ]             Duncan A. J. Morrison
                                                 Vincent D. Mattera, Jr.
FOR, except vote withheld from the
following nominees:

-------------------------------------



2. Ratification of the Board of                  FOR       AGAINST      ABSTAIN
   Directors' selection of Deloitte              [ ]         [ ]          [ ]
   & Touche LLP as independent
   auditors for the Company and
   its subsidiaries for the 2001
   fiscal year.


Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors for the nominees listed at left hereof and for ratification of the selection of Deloitte & Touche LLP as independent auditors. Proxies also shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.


_______________________________ Date:____________  , 2000______________________
          SIGNATURE                                   SIGNATURE IF HELD JOINTLY
Date:_____________  , 2000

Important: Shareholders sign here exactly as name appears hereon.